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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Global Sports, Inc. on Form S-8 of our report dated March 23, 2001, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended December 30, 2000.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 2, 2001